Exhibit 1.A(10)

        Application for Flexible Premium Variable Life Insurance Policy

                                   [WRL LOGO]

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                  APPLICATION
                                      FOR
                                 LIFE INSURANCE


               Agent Name:_______________________________________

               Agent Number:_____________________________________

               Broker/Dealer:____________________________________

               Date Faxed to Life 2000:__________________________


           P.O. BOX 5068 /bullet/ CLEARWATER, FL /bullet/ 34618-5068
                                 1-800-443-9975
                         LIFE 2000 FAX: 1-800-473-9161

         INSTRUCTIONS FOR COMPLETING THE APPLICATION & USING LIFE 2000

               DO NOT USE LIFE 2000 FOR JOINT AND SURVIVOR CASES

A.   APPLICATION COMPLETION INSTRUCTIONS

     1. Complete all sections in their entirety. All questions must be answered and details provided for any "YES" answers.

     2. If more than 3 other insureds, use additional application for each additional insured. Reference the primary insured and their APP numbers so that applications can be combined.

     3. If additional space for primary and contingent beneficiary designations is required, use a separate sheet of paper signed and dated by the applicant.

     4. Obtain all required signatures of the "Proposed Insured", "Additional Insureds" and "Applicant/Owners" on the APPLICATION and the MEDICAL AUTHORIZATION. See Page 4.

     5. If any premium is collected with the application, be certain to leave the conditional receipt with the client.

     6. ALWAYS leave the "Notice to Applicant" with the client.

B.   USING LIFE 2000

     1. Fax application pages 1, 2, 3, 4 & 6 and cover sheet to 1-800-473-9161.

     2. There will be no need for you to order Exam and Blood Requirements, Attending Physician Statements, Inspection Reports.

               /diamond/  If you wish to order your own Medical Requirements, please check the boxes in #5 for the requirements you are ordering.

              /diamond/   If you want Life 2000 to order the requirements, check
                          the box in #5 indicating Life 2000 will order requirements.

                          LIFE 2000 WILL DO IT FOR YOU!

     3. If you need to check the status on any underwriting requirement ordered by LIFE 2000, call:

                                 1-800-473-9158

     4. For an update on all underwriting and issue activity, check the BIRT! System for details.

     5. Mail original application along with the initial premium to WRL.

C.   IF NOT USING LIFE 2000

     1. Order all necessary Medical Requirements through one of our Approved Paramed Services.

     2. Mail completed Application, Additional forms, etc. to WRL.

                                                                        NO. [ ]

                              CONDITIONAL RECEIPT
WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO ("WRL") HAS RECEIVED FROM __________________________________ this _______________day of
____________________, 19____ a premium deposit of $ ____________________in connection with an application for life insurance, said application bearing the same number a set forth above. Unless the conditions stated on the back of this receipt are fulfilled, no conditional coverage shall take effect and this payment will be refunded. All premium checks must be made payable to Western Reserve Life. Do not make checks payable to the agent or leave payee blank.



                                             I have received and read this Conditional Receipt. It has been explained to me by the Agent and I understand and agree to all
No Agent can waive any of the                the conditions and limitations.
conditions stated on this receipt

_________________________________            _________________________________
Signature of Agent                           Signature of Applicant

NOTE: If you do not receive a policy or refund of the amount you paid within 60 days from the date of this receipt, please notify Western Reserve Life Assurance Co. of Ohio, P.O. Box 5068, Clearwater, FL 34618-5068




(This receipt must not detached unless payment is made at time of application)

 U00256 - 3/93                      (over)
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                        NOTICE OF INFORMATION PRACTICES

                   Western Reserve Life Assurance Co. of Ohio
--------------------------------------------------------------------------------
  IMPORTANT: THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED(S) WHENEVER AN
                           APPLICATION IS COMPLETED.
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SOURCES OF     We value your privacy. Your application is our main source of
INFORMATION    information. As a part of this application, we may, at our expense:
               /bullet/ ask you to have an examination, which may include special tests such as an electrocardiogram, chest x-ray,
                        blood studies, or urinalysis;
               /bullet/ ask physicians, medical practitioners, clinics,
                        hospitals, or other health care providers for
                        information about you;
               /bullet/ obtain information from the Medical Information Bureau and/or a consumer reporting agency. Please refer to the
                        lower portion of this notice for further details about
                        this procedure;
               /bullet/ obtain information from other insurance companies you have applied to in the past. We use this information
                        only for evaluating your insurance application.
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SAFEGUARDING            We treat all information about you confidentially.
YOUR PRIVACY            Ordinarily, it will be provided to third parties only if
                        you authorize us in writing to do so. In rare instances, we may be required to provide some or all of the information without your consent. We may send information to state insurance departments at their request as part of their regulatory duties, or to law enforcement facilities in response to a summons or subpoena. We may also release information in our files to our reinsurers and to other life insurance companies to whom you have applied for life and health insurance or to whom a claim for benefits may be submitted.

                        On your written request, we will send you a summary or copy of the relevant inforamtion obtained in connection with your application.

                        Confidential or detailed medical information will only be disclosed through the physician of your choice, with whom you may discuss it. Also, on your request, a copy of any consumer report we obtain on you will be provided to you by the responsible agency.

                        We will not send you information we might collect in expectation of or in connection with any claim or civil or criminal proceeding such as information relating to suspected fraud or material misrepresentation.

                        We may gather information from you which is used for
                        statistical purposes or marketing research, which will
                        not identify you individually.
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CORRECTION              If you feel any information in our file is incorrect or
INFORMATION             incomplete, you may ask us to review it. If we agree, we
                        will make any necessary corrections and inform anyone who received such information within the past two years.

                        If we do not agree, you may file a statement of dispute with us. We will send that statement to anyone receiving such information in the past two years. We will also include it in any future disclosure of the disputed information.
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


           CONDITIONS UNDER WHICH THIS PAYMENT SHALL CAUSE CONDITIONAL
                            COVERAGE TO TAKE EFFECT

(1) Each and every person proposed for insurance must be insurable and acceptable to WRL under its underwriting rules for the amount, plan and risk classification applied for on the later of: (A) the date of application, or (B) the date of completion of all medical tests and examinations required by WRL.
(2) Any check given for payment must be honored on first presentation. (This receipt and all coverages applied for on the application are void if a check or draft received for payment of the initial premium is not honored for payment when presented for payment on first presentation.)

                 AMOUNT OF CONDITIONAL LIFE INSURANCE COVERAGE

If conditional coverage becomes effective under the terms of this receipt, then the amount of conditional life insurance coverage on any person proposed for insurance is the lesser of: (1) the amount of life insurance applied for on such person, or (2) $300,000 reduced by the amounts payable under all other life insurance or accidental death benefits then in force or pending with WRL.

                        WHEN CONDITIONAL COVERAGE BEGINS

If the conditions listed above are fulfilled, then the amount of conditional coverage specified above shall take effect on the later of: (1) the date of the application, or (2) the date of the completion of all medical tests and examinations required by WRL.

All conditional coverages for each and every person proposed for insurance will be deemed void if the application contains material misrepresentations or is fraudulently completed.

Benefits under this conditional receipt coverage will be denied if any person proposed for insurance commits suicide.

                         WHEN CONDITIONAL COVERAGE ENDS

Conditional coverage shall terminate automatically, without notice, on the earliest of the following dates: (1) the date WRL approves the policy as applied for; (2) 10 days following any counteroffer by WRL to offer insurance to any person proposed for insurance under a different plan or at an increased premium or on a different rate class; (3) at the end of the fraction of a year which the payment bears to the premium required to provide one month of insurance coverage in the amount as described above; or (4) at the beginning of the 60th day following the date of this receipt.

U00256 - 3/93
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                           FAIR CREDIT REPORTING ACT

We may request an investigative consumer report to help us determine your eligibility for the insurance you have requested. This report may concern your:
a) character, b) general reputation, and c) personal characteristics such as health, occupation, and finances, except as may be related directly or indirectly to your sexual orientation. When applicable, it will also concern information on such matters as your driving record, health history, use of alcohol or drugs and hazardous sports participation.

The consumer reporting agency may obtain information by interviewing you or members of your family, business associates, financial institutions, and acquaintances. You may ask that the agency interview you in person or by telephone.

The agency may also check public records such as police and motor vehicle records.

This information is for insurance purposes only. We will not reveal it to anyone without your authorization. However, the consumer reporting agency may retain and release information to others under certain circumstances. If you ask and give proper identification, the agency will provide you with a copy of the report and explain their retention and release practices.

Please contact us if you wish to know more about the nature and scope of these reports and how we use them.
--------------------------------------------------------------------------------
                   THE MEDICAL INFORMATION BUREAU PRE-NOTICE

The Medical Information Bureau ("MIB") is a non-profit organization of life insurance companies which operates as an information exchange for its members.

We may make reports to the MIB regarding factors affecting your insurability. Underwriting decisions, however, are not reported to the MIB. If you apply to another Bureau member company for life or health insurance or submit a claim for benefits, the MIB will, upon request, provide that company with information in its file.

Upon your written request, the MIB will arrange for disclosure to you of any information it has in your file.

If you feel the information in the MIB's file is incorrect, you may contact the MIB and seek a correction in accordance with procedures outlined in the Federal Fair Credit Reporting Act. The address of the MIB's office is: MIB, Inc.; P.O. Box 105, Essex Station; Boston, MA 02112. MIB's telephone number: (617) 426-3660

If you would like to know more about how we collect, evaluate and control information about you as one of our applicants for insurance, our sales representatives will be happy to assist you or you may contact us at our office:
--------------------------------------------------------------------------------

ANY OTHER               WESTERN RESERVE LIFE ASSURANCE CO.
QUESTIONS?              P.O. BOX 5068
                        CLEARWATER, FLORIDA 34618-5068
                        1-813-587-1800

                                                                      [WRL LOGO]
APP                                    APPLICATION FOR LIFE INSURANCE TO
LIFE APPLICATION - Page One        WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
PLEASE USE                                       A STOCK COMPANY
BLACK INK.                         P.O. BOX 5068  CLEARWATER, FL 34618-5068
-------------------------------------------------------------------------------
Questions 1 through 14 relate to the
PROPOSED PRIMARY INSURED
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1. NAME (First,Middle,Last)

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2. SEX         3. BIRTHDAY (Mo./Day/Yr.      4.             (State)
 [ ]M [ ]F
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5. SOCIAL SECURITY NUMBER          6. HEIGHT           7. WEIGHT

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8. RESIDENCE
Street______________________________
City________________________________County______________________
State______________Zip______________Years_______________________
Address for past 3 years________________________________________
Telephone Number:_______________________________________________

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9. OCCUPATION___________________________________________________
     Duties_____________________________________________________
     Annual Income_________________Net Worth____________________
     Employer___________________________________________________
     Address____________________________________________________
     ____________________________Zip_____________Years__________
     Telephone Number:__________________________________________

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10. LIFE INSURANCE IN FORCE ON PROPOSED PRIMARY
     INSURED   [ ] None
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Issued
 Year               Company                  Amounts of Ins.
-------------------------------------------------------------------------------
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11. NAME AND ADDRESS OF APPLICANT (OWNER)
     IF OTHER THAN PRIMARY INSURED
     ___________________________________________________________
     ___________________________________________________________
     Telephone Number:__________________________________________
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TAX I.D. or SOCIAL SECURITY NUMBER      RELATIONSHIP        DOB

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12. SEND PREMIUM    [ ] Owner's Residence    [ } Owner's Business
     NOTICES TO:    [ ] Other (Indicate in special instructions)
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13. PREMIUMS PAYABLE                         Modal Premium
  [ ] Annual        [ ] Semi-Annual
  [ ] Checkomatic   [ ] Other____________    $_____________
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  Is this intended to be a 1035 Exchange [ ] Yes  [ ] No
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14. BENEFICIARY (Print Full Names)
PRIMARY-                          Percent %       Relationship

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CONTINGENT-                       Percent %       Relationship

IF MORE THAN ONE PRIMARY OR CONTINGENT BENEFICIARY IS DESIGNATED, PROCEEDS WILL BE DIVIDED EQUALLY AMONG THE SURVIVORS WITHIN CLASS UNLESS OTHERWISE INDICATED.
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Questions 15 through 22 relate to the
JOINT OR OTHER INSURED (If Insurance Applied for)
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15. NAME (First,Middle,Last)

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16. BIRTHDATE                   17. BIRTHPLACE
   (Mo/Day/Yr.)                     (State)
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18. SOCIAL SECURITY NUMBER         19. HEIGHT          20. WEIGHT

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21. OCCUPATION                     22. LIFE INSURANCE
                                        (IN FORCE)
                                        $
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23. DEPENDENT CHILDREN PROPOSED FOR INSURANCE
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Name                Relationship   Birth Date     Height    Weight
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A)
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B)
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C)
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D)
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Are all children listed  [ ]Yes [ ]No

Are all children living with the primary insured?
 [ ]Yes [ ]No  If not, explain why:_________________________________________

24. PROPOSED INSURANCE
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1. BASIC PLAN____________________________________________
2. SPECIFIED AMOUNT $___________________
3. OPTION TYPE:
   A [ ] Level Benefit
   B [ ] Increasing Benefit
   C [ ] Option B to age 70 then grading down
4. NO LAPSE GUARANTEE OPTION
          [ ] 5yr.(FWP)  [ ] 10yr. (FWP)
5. RIDERS
 [ ] PRIMARY INSURED RIDER                   $____________
 [ ] PRIMARY INSURED RIDER PLUS              $____________
 [ ] OTHER INSURED RIDER (A)                 $____________
      PROPOSED INSURED____________________________________
 [ ] OTHER INSURED RIDER (B)                 $____________
      PROPOSED INSURED____________________________________
 [ ] OTHER INSURED RIDER (C)                 $____________
      PROPOSED INSURED____________________________________
 [ ] CHILDRENS'S INSURANCE RIDER             $____________
 [ ] INDIVIDUAL INSURED RIDER (FWP)          $____________
 [ ] INDIVIDUAL INSURED RIDER (FWP)          $____________
 [ ] JOINT INSURED RIDER (FWP)               $____________
 [ ] WEALTH PROTECTION RIDER (FWP)           $____________
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Additional Benefits (Primary Insured only)
     [ ] Disability Waiver Rider             $____________
     [ ] Disability Waiver and Income Rider  $____________
     [ ] Accidental Death Benefit            $____________
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                                             0000001
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                                      -1-

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LIFE APPLICATION - Page Two
                              APPROPRIATE COLUMN. NOTE: QUESTIONS
Part II                       APPLY TO EACH PERSON PROPOSED FOR
PLEASE CHECK [X]              INSURANCE
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25.  To the best of your knowledge, has any Proposed Insured           YES  NO
     within the last 10 years had or been told by a member of
     the medical profession that he or she had:
     A. Heart Murmur, high blood pressure, chest pain, heart
        attack, stroke, or other disorder of the heart or circulatory
        system?                                                        [ ]  [ ]
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     B. Asthma, Emphysema, Chronic Bronchitis or any other
        Respiratory disorder; colitis, ulcer or any other
        gastrointestinal disorder; hepatitis, liver or kidney
        disorder?                                                      [ ]  [ ]
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     C. Cancer, tumor, polyp, breast, prostate or any other
        reproductive disorder; or any thyroid or endocrine
        disorder?                                                      [ ]  [ ]
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     D. Brain, mental, nervous or seizure disorder; or any
        paralysis or suicide attempt?                                  [ ]  [ ]
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     E. Diabetes, sugar, albumin, blood or pus in the urine?           [ ]  [ ]
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26.  To the best of your knowledge has any Proposed Insured within the last 10 years had or been told by a member of the medical profession that he or she had:
     A. A diagnosis of AIDS (Acquired Immune Deficiency
        Syndrome), or tested positive for HIV (Human
        Immunodeficiency Virus)?                                       [ ]  [ ]
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     B. Used amphetamines, heroin, cocaine, marijuana or any
        other illegal or controlled substance except as prescribed
        by a physician?                                                [ ]  [ ]
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     C. Been on or are now on prescribed medication or diet?           [ ]  [ ]
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     D. Had or been advised to have any hospitalization, surgery or any diagnostic test including, but not limited to, electrocardiograms, blood studies, scans, MRI's or other
        test?                                                          [ ]  [ ]
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     E. An examination, treatment, or consultation with a doctor
        other than above?                                              [ ]  [ ]
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     F. Have or have had parent, bother or sister who has/had
        coronary artery death or disease prior to age 60?              [ ]  [ ]
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     G. Sought or been advised to seek treatment, limit or
        discontinue use of alcohol?                                    [ ]  [ ]
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27.  To the best of your knowledge have you or any Proposed
     Insured in the last 10 years:
     A. Ever piloted a plane, helicopter or glider, or have any
        intentions of piloting an aircraft?                            [ ]  [ ]
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     B. Ever participated in any sport, avocation or hobby such as skin-diving, skydiving, automobile or motorcycle
        racing, mountain climbing, or have you any intention
        to do so?                                                      [ ]  [ ]
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     C. Has any Proposed Insured had their driver's license
        restricted, revoked, or been cited for a moving violation?
        Give reason, Driver's License Number and Licensed State.       [ ]  [ ]
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28.  Has any Proposed Insured ever been convicted of a
     misdemeanor or felony?                                            [ ]  [ ]
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29.  Ever been declined, rated, postponed for insurance or reinstatement of life, accident or sickness insurance or has a policy
     ever been cancelled or renewal refused?                           [ ]  [ ]
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30.  Will the insurance applied for on any proposed insured replace or change any existing annuity or life policy issued by this or any other company?
     If yes, complete replacement forms.                               [ ]  [ ]
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31.  Is there an application for life, accident, or sickness insurance now pending or contemplated on any proposed
     insured with this or any other company?                           [ ]  [ ]
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DETAILS OF "YES" ANSWERS. Include: a. Identity of person, b. Question Number,
c. Diagnosis and treatment, d. Results, e. Dates and durations, f. Names and addresses of all attending physicians and medical facilities.

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LIFE APPLICATION - Page Three

32. Have any proposed insured(s) used tobacco in the last
    twelve months?                        [ ] Yes  [ ] No      Name:___________

33. RATE CLASS QUOTED (MUST BE COMPLETED)
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
Primary Insured     [ ] Ult. Select     [ ] Select     [ ] Ult. Standard   [ ] Standard   [ ] Juvenile
Other Insured (A)   [ ] Ult. Select     [ ] Select     [ ] Ult. Standard   [ ] Standard   [ ] Juvenile
Other Insured (B)   [ ] Ult. Select     [ ] Select     [ ] Ult. Standard   [ ] Standard   [ ] Juvenile
Other Insured (C)   [ ] Ult. Select     [ ] Select     [ ] Ult. Standard   [ ] Standard   [ ] Juvenile

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34. Name and address of personal physician (If none, so state)
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        PRIMARY INSURED          JOINT OR OTHER INSURED        CHILDREN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
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    Date and reason last         Date and reason last      Date and reason last
   consulted a physician         consulted a physician    consulted a physician
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

35. Personal Financial Statement
     (a) Gross Income Current Year      $_________     COMPLETE FOR CORPORATION, PARTNERSHIP, PENSION OR TRUST
     (b) Marginal Tax Bracket           $_________     (a) Current estimated value        $_____________
     (c) Assets                         $_________     (b) Assets                  Liquid $_____________
     (d) Liabilities                    $_________                              Nonliquid $_____________
     (e) Net Worth                      $_________     (c) Liabilities                    $_____________
     (f) Net Worth (exclusive of        $_________     For over $1 million applied coverage complete a
         home furnishings, automobiles)                separate financial questionnaire.

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
36. Sub-Account Allocation                  ALLOCATION ELECTION* (FOR VARIABLE PLANS ONLY)
          SUBACCOUNT                    ALLOCATION     SUBACCOUNT     ALLOCATION     SUBACCOUNT       ALLOCATION
          ----------                    ----------     ----------     ----------     ----------       ----------
          Growth                        __________     Fixed          __________     Value Equity     __________
          Equity-Income                 __________     Global         __________     C.A.S.E. Growth  __________
          Emerging Growth               __________     Utility        __________     U.S. Equity      __________
          Shorth-to-Imtermediate Gov't  __________     Agressive      __________     Int'l Equity     __________
          Money Market                  __________     Balanced       __________     Other            __________
          Bond                          __________     Tactical Asset __________     Other            __________
          *Allocation must be at least 10% and a whole number                                          %100
CUSTOMER'S MAIN INVESTMENT OBJECTIVES:  [ ] SAFETY OF PRINCIPAL  [ ] INCOME     [ ] LONG-TERM GROWTH
                                        [ ] TRADING PROFITS      [ ] OTHER

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

37. Suitability for Variable Life Insurance Policy
     COMPLETE FOR ALL VARIABLE PLANS:
     (a) Have you, the Proposed Insured, and Purchaser, if other than the Proposed Insured,          YES  NO
         received the current Prospectus for the policy? .........................................  [ ]  [ ]

     (b) DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE
         OF ANY OPTIONAL BENEFITS), THE AMOUNT OF DEATH BENEFIT AND THE ENTIRE
         AMOUNT OF THE POLICY CASH VALUE MAY INCREASE OR DECREASE DEPENDING
         UPON INVESTMENT EXPERIENCE? .............................................................  [ ]  [ ]

     (c) With this in mind, is the policy in accord with your insurance objectives and your anticipated financial needs? ............................................................  [ ]  [ ]

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                       TO BE COMPLETED BY APPLICANT/OWNER

TELEPHONE TRANSFER AUTHORIZATION: (See Prospectus for telephone transfer Procedures.)

Your policy applied for, if issued, will automatically receive telephone transfer privileges described in the applicable prospectus unless instructions to the contrary are indicated below. These privileges allow you give the registered representative/agent of record for this policy authority to make telephone transfers and to change the allocation of future payments among the Sub-Accounts and the Fixed Account on your behalf according to your instructions.

[ ] I do NOT want telephone transfer privileges.

Western Reserve Life will not be liable for complying with telephone instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such telephone instructions, and Policyowners will bear the risk of any such loss. Western Reserve Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Western Reserve Life does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. Such procedures may include, among others, requiring forms of personal identification prior to acting upon such telephone instruction, providing written confirmation of such transactions to Policyowners and/or type recording of telephone transfer request instructions received.

LIFE APPLICATION - Page Four
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                TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE

Will the policy applied for replace or change any existing life insurance policy
or annuity?                                                      [ ] Yes [ ] No

If replacement of existing insurance is involved, have you complied with all state requirements, including any Disclosure and Comparison
Statements?                                                      [ ] Yes [ ] No

If "No", explain________________________________________________________________

                      AUTHORIZATION TO OBTAIN INFORMATION

I authorize any physician, medical professional, hospital, clinic, other medical care institution, the Medical Information Bureau, Inc. insurance company, consumer reporting agency, or employer having information available as to employment, other insurance coverage, medical care, advice or treatment with respect to any physical or mental condition regarding me or my children who are to be insured, to give such information to Western Reserve Life Assurance Co. of Ohio, its reinsurers, or any consumer reporting agency except the Medical Information Bureau acting on Western Reserve Life's behalf.

I authorize Western Reserve Life to obtain an investigative consumer report on me.

I understand that this information will be used by Western Reserve Life or its reinsurers, to determine eligibility for life insurance. I agree that this authorization is valid for two and one-half years from the date signed. I know that I have the right to receive a copy of this authorization upon request. I agree that a photographic copy of this authorization is as valid as the original.

I have received a copy of the "Notice of Information Practices" attached to this application.

I also hereby authorize Western Reserve Life to provide it's affiliated companies any and all information provided herein and obtained hereafter on me. This authorization shall be valid form the date signed below until affirmatively withdrawn in writing by myself.

[ ] I elect not to have personal information disclosed to non-affiliates of Western Reserve Life for marketing purposes.

[ ] I elect to be interviewed if an investigative consumer report is prepared in connection with this application.

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                                 CERTIFICATION
Under penalties of perjury, I (the owner) certify (1) that the number shown in question 5 (or the number shown in question 11, if the owner is other than the primary insured) is my correct Taxpayer Identification Number, and (2) that I am not subject to backup withholding because (a) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) if I ever was so notified, the IRS has notified me that I am no longer subject to backup withholding. (If the Internal Revenue Service has notified you that you are subject to backup withholding and you have not received notice from the Service that backup withholding has terminated, you should strike out the language in (2) above that you are not subject to backup withholding due to notified payee underreporting.)
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                                REPRESENTATIONS
I represent that the statements and answers in this application are true and complete to the best of my knowledge and belief. I understand that I should consult my own tax advisor and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan.

It is agreed that:

     (a) the statements and answers given in this application, and any amendments or application supplements to it or statements made to the medical examiner, will be the basis of any insurance issued;
     (b) no agent or medical examiner has the authority to make or alter any contract for the Company;
     (c) if a premium deposit is give in exchange for the Conditional Receipt, no insurance shall take effect unless all of the conditions set out in that receipt are satisfied;
     (d) if a premium deposit is not give, no insurance shall take effect unless all of the following conditions are satisfied;
         (1) a policy issued by the Company is delivered to and accepted by the owner during the lifetime of each person to be covered by such policy, (2) the full first premium is paid, and (3) the health and insurability of each person proposed for insurance has not changed since the date of this application.

Signed at_______________________________   _____________________________________
               (City and State)            Signature of Joint Insured or OIR (A)

on___________________________,19________   _____________________________________
                                           Signature or OIR (B)

________________________________________   _____________________________________
Signature of proposed insured (Child       Signature or OIR (C)
 over age 15 must sign)

________________________________________
Signature of Agent  State License Number

________________________________________   _____________________________________
Social Security Number  Print Agent Name   Signature of applicant (owner) other
 of Agent                                    than proposed insured
                                           (If business insurance, show title of
                                             officer and name of firm.)
                                           (If proposed insured is under age 18,
                                             parent must sign.)

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                 P.O. BOX 5068
                           CLEARWATER, FLORIDA 34618
--------------------------------------------------------------------------------
                                 FRAUD WARNING
   THE FOLLOWING STATES REQUIRE THAT INSURANCE APPLICANTS ACKNOWLEDGE A FRAUD
                               WARNING STATEMENT.
 PLEASE REFER TO THE FRAUD WARNING STATEMENT FOR YOUR STATE AS INDICATED BELOW.
--------------------------------------------------------------------------------

For applicants in        It is unlawful to knowingly provide false, incomplete,
COLORADO                 or misleading facts on information to an insurance
                         company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

                         ______________________________     ________________
                         Applicant's Signature              Date
--------------------------------------------------------------------------------

For applicants in        Any person who knowingly and with intent to injure,
FLORIDA                  defraud, or deceive any insurer files a statement of
                         claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

                         ______________________________     _________________
                         Applicant's Signature              Date
--------------------------------------------------------------------------------

For applicants in        Any person who knowingly and with intent to defraud any
KENTUCKY, OHIO, and      insurance company or other person files an application
PENNSYLVANIA:            for insurance or a statement of claim containing any
                         materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties:

                         _____________________________      ________________
                         Applicant's Signature              Date
--------------------------------------------------------------------------------

For applicants in        Any person who includes any false or misleading
NEW JERSEY               information on an application for an insurance policy
                         is subject to criminal and civil penalties.

                         _____________________________      ________________
                         Applicant's Signature               Date


                   Western Reserve Life Assurance Co. of Ohio
                                 The "Company"
                P.O. Box 5068 /bullet/ Clearwater, FL 34618-5068

------------------------------------------------  AGENTS REPORT  ----------------------------------------------------------
1. How long have you known the Proposed Insured?            8. Are you aware of anything about the health, habits,
   ____________________________________________                avocation, environment or mode of life, except as may be
--------------------------------------------------------       related directly or indirectly to sexual orientation, which
2. To your knowledge, has any Proposed Insured used            may affect the insurability of any person proposed for
   tobacco within the past 12 month?        [ ]Yes [ ]No       insurance?                           [ ]Yes [ ]No
--------------------------------------------------------
3. Did you give the "Notice of Information Practices"          _________________________________________________________
   to the Proposed Insured? (If applicable) [ ]Yes [ ]No       _________________________________________________________
---------------------------------------------------------   ---------------------------------------------------------------
4. Are you submitting or do you plan to submit an               9. If Proposed Insured is a juvenile (ages 0 through 15):
   application on any Proposed Insured on this application                 (a) Did you personally see child?    [ ]Yes [ ]No
   to any other company?                    [ ]Yes [ ]No           (b) Does child live with parents?    [ ]Yes [ ]No
                                                                       (If "No," explain.)_______________________________
     Company Name_______________________________                   ______________________________________________________
     Amount $___________________________________                   (c) Life Insurance in force on Payor's life. $________
     Total amount to be placed with all companies                  (d) Life Insurance applied for or in force on brothers
     $______________________                                       and sisters:______________________________________
                                                                   __________________________________________________
---------------------------------------------------------   ---------------------------------------------------------------
5. MEDICAL EXAMINATION                                      10. Is Proposed Insured or Owner related to any InterSecuri-
   If you are arranging for the Medical Requirements,           ties, Inc. officer or employee?     [ ]Yes [ ]No
   please check the items ordered:                          ---------------------------------------------------------------
   [ ] SMA-Blood Profile      [ ] HOS                       11. Is Proposed Insured or Owner a licensed Representative
   [ ] Paramedical Exam       [ ] EKG                           of any Broker/Dealer?               [ ]Yes [ ]No
   [ ] Doctor's Exam          [ ] TVC                           If "Yes" Name and Address of Broker/Dealer
   [ ] Stress EKG             [ ] Request that                  _____________________________________________________
   Paramedical Service Used:      Life 2000 order Medical   ---------------------------------------------------------------
   _________________________      Requirements              12. TYPE OF SALE (check two)
---------------------------------------------------------    [ ] Direct                      [ ] Pension or Profit Sharing
6. Was money taken with the application?  [ ]Yes [ ]No       [ ] Personal Needs Analysis     [ ] Salary Savings (EICS)
   Amount $__________________                                [ ] Estate Planning             [ ] Gift
   If "Yes," was the Conditional Receipt completed and       [ ] Business Insurance          [ ] Salary Allotment
   given to the applicant?                [ ]Yes [ ]No
---------------------------------------------------------       PURPOSE OF POLICY
7. Did you ask all questions in the presence of the             Personal Insurance              Business Insurance
   Proposed Insureds?                     [ ]Yes [ ]No          [ ] Mortgage                    [ ] Buy-Sell
                                                                [ ] Retirement                  [ ] Key Employee
   Is any insured traveling or residing in a foreign            [ ] Education                   [ ] Executive Bonus
   country within the next 12 months?     [ ]Yes [ ]No          [ ] Estate Liquidity            [ ] Deferred Compensation
                                                                [ ] Income to Family            [ ] Split Dollar
                                                                [ ] Cash Accumulation           [ ] Reserve Split Dollar
                                                                [ ] Wealth Replacement          [ ] Other
---------------------------------------------------------------------------------------------------------------------------

13. REMARKS: (Check the address provided by the Applicant for each attending physician against your local director. If different, state correct address.)
_______________________________________________________________________________
_______________________________________________________________________________


                        PLEASE PRINT

AGENT'S NAME__________________________  AGENT'S SOCIAL SECURITY NUMBER__________
AGENT NO._____________________________  STATE LICENSE NO._______________________
AGENT'S TELEPHONE_____________________  AGENT'S FAX NO._________________________
PRODUCTION TO BE SPLIT WITH AGENT       AGENT NO._______________ PERCENT________
 NAME_________________________________
--------------------------------------------------------------------------------

I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the Company of the first premium when collected. I know of no condition affecting the insurability of any person proposed for insurance not fully set forth herein. I certify that a Notice of Information Practices statement was given to the Applicant when this application was taken. (If applicable)

$_____ has been paid by the Applicant with this application.____________________
                                                            Signature of Writing
                                                                   Agent

CMC________         AUTHORIZATION AGREEMENT FOR PREAUTHORIZED PAYMENTS

--------------------------------------------------------------------------------

                              ATTACH VOIDED SAMPLE
                                OF YOUR PERSONAL
                                   CHECK HERE


--------------------------------------------------------------------------------

So that you may comply with your depositor's authorization and direction as set forth on the reverse side hereof, this Company agrees:

     1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any check or draft, whether or not genuine, or payment of any preauthorized ACH electronic fund transfer debit received by you in the regular course of business for the purpose of payment to this Company, including any cost or expenses reasonably incurred in connection therewith.

     2. In the event that any such check, draft or debit shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

     3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant to the foregoing request, or in any manner arising by reason of your participation in the foregoing plan of premium collections.

                                      WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

     Authorized in a resolution              /s/ WILLIAM H. GEIGER
     adopted by the Executive                ---------------------------
     Committee of the Board of                      Secretary
     Directors of the WESTERN
     RESERVE LIFE ASSURANCE CO.
     OF OHIO on October 2, 1991

TO: WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

As a convenience to me, I hereby request and authorize you to obtain payment of amounts becoming due you by initiating charges in the form of check, drafts or debits via ACH electronic fund transfers on my account maintained at the

___________________________________        ____________________________________
(Name of Bank)                             (Address of Bank)

for the payment of each monthly premium
under Policy No._______________________           LIST ANY OTHER POLICIES TO BE
on the life of__________________                  PAID BY SAME CHECK, DRAFT OR
                                                             DEBIT
This authority is to remain in effect until       _____________________________
revoked by me in writing, and you actually        _____________________________
receive such notice, I agree that you shall       _____________________________
be fully protected in drawing any such check or draft or initiating such debit. I understand that if any such check, draft or debit be dishonored by my Bank and any monthly amount due the WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO is not paid within the time stipulated in the policy, said policy shall become null and void except as otherwise provided therein.

                                          AUTHORIZATION FOR PREAUTHORIZED
                                                   PAYMENTS TO:
                                     WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                      P.O. BOX 5068, CLEARWATER, FL 34618-5068
To:_________________________Bank
Street Address__________________   As a convenience to me, I hereby request and
City____________ST_____Zip______   authorize you to pay and charge to my bank
                                   checking account checks or drafts drawn by and payable to the order of WESTERN RESERVE
                                   LIFE ASSURANCE CO. OF OHIO or to debit my account identified below via ACH electronic fund transfers provided there are sufficient collected funds in said account to pay the same upon presentation. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring any such check, draft or debit. I further agree that if any such check, draft or debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.
                                   ___________ 1 (X)___________________________

                                   ___________ 2 (X)___________________________
                                      Both Authorized Signatures Required on
                                                 Joint Accts.
                                     PLEASE NOTE: There is an Indemnification
                                            Agreement stated above.